UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
August 2, 2011

EXTREME NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street
Santa Clara, California 95051

(Address of principal executive offices)

Registrant's telephone number, including area code:
(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
On August 2, 2011, the Compensation Committee of the Board of Directors of Extreme Networks, Inc. (“Extreme Networks”) approved grants of stock options and/or restricted stock units to certain of its executive officers, including named executive officers, under the Extreme Networks, Inc. 2005 Equity Incentive Plan, as amended.
The following named executive officers received an equity grant: Oscar Rodriguez, President and Chief Executive Officer, received a grant of 600,000 non-qualified stock options and Michael Seaton, Vice President of Worldwide Sales and Services, received a grant of 70,000 non-qualified stock options. Each of the option grants has an exercise price of $3.29, which is equal to the closing price of the Company's Common Stock on August 3, 2011, the effective date of the grants. The option grants were made pursuant to the standard form of non-qualified stock option agreement used by Extreme Networks and vest over four years, with one-fourth of the shares subject to the grants vesting on the first anniversary of the date of grant and the remaining shares vesting monthly over the following three years at a rate of 1/48th of the entire option each month, subject to their continued employment with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 8, 2011

EXTREME NETWORKS, INC.

By:	/s/ DIANE HONDA
Diane Honda
Vice President, General Counsel and Secretary